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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE                              CONTACT:
                                                   Trudi Allcott
June 5, 2001                                       Manager, Communications
                                                   804-935-4291
                                                      or
                                                   Richard F. Bozard
                                                   Vice President, Treasurer
                                                   804-965-2921

                    Owens & Minor Launches Tender Offer for

                   $150 Million in Senior Subordinated Notes


Richmond, VA....(NYSE-OMI) Owens & Minor announced today that it is commencing a tender offer to purchase for cash any and all of its outstanding $150 million aggregate principal amount of 10 7/8% Senior Subordinated Notes due 2006. The tender offer is being made pursuant to an Offer to Purchase, and related Letter of Transmittal, dated June 5, 2001.

The tender offer is scheduled to expire at 5:00 p.m., New York City time on July 2, 2001, unless extended. Tenders of notes made prior to 5:00 p.m., New York City time on June 18, 2001 (the "Early Tender Date"), may not be validly withdrawn, unless the Company reduces the tender offer consideration or is otherwise required by law to permit withdrawal. Tenders of notes made after the Early Tender Date may be validly withdrawn at any time until 5:00 p.m. New York City time on the expiration date.

The total consideration to be paid for each note validly tendered and accepted for payment will be 105.600% of the principal amount of the Notes plus accrued and unpaid interest. The total consideration for each security includes an early tender premium of 0.162% for notes tendered prior to 5:00 p.m., New York City time on June 18, 2001, the Early Tender Date. Holders who tender their notes after the Early Tender Date, but prior to the expiration of the tender offer, will receive 105.438% of the principal amount of notes validly tendered and accepted for payment.

The tender offer is expected to be financed with the proceeds of a concurrent offering by the Company of new senior subordinated notes, pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The tender offer is conditioned upon, among other things, the receipt of aggregate proceeds of at least $150 million from the sale of these new senior subordinated notes on terms and conditions satisfactory to the Company. The securities to be offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States, except pursuant to an applicable exemption from such registration requirements.

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If the tender offer is consummated, Owens & Minor intends promptly thereafter to call for redemption, in accordance with the terms of the Indenture, all notes that remain outstanding, at the applicable redemption price of 105.4375% of the principal amount thereof, plus interest accrued to the redemption date.

Owens & Minor has retained Lehman Brothers to serve as the Dealer Manager for the tender offer. Questions regarding the tender offer may be directed to Lehman Brothers, at (212) 528-7581 or (800) 438-3242 (toll free). Request for documents may be directed to Georgeson Shareholder Communications, Inc., the Information Agent at (888) 379-0779.

This press release is not an offer to purchase or a solicitation of acceptance of the offer to purchase, which may be made only pursuant to the terms of the Offer to Purchase and related Letter of Transmittal.

Safe Harbor Statement
This press release contains forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under the heading of Risk Factors listed from time to time in the Company's filings with the Securities and Exchange Commission.

Owens & Minor, Inc., a Fortune 500 company headquartered in Richmond, Va., is the nation's leading distributor of national name brand medical/surgical supplies. The company's distribution centers throughout the United States serve hospitals, integrated healthcare systems and group purchasing organizations. In addition to its diverse product offering, Owens & Minor helps customers control healthcare costs and improve inventory management through innovative services in supply chain management, logistics and technology. For fax copies of Owens & Minor's news releases, contact Company News On-Call at (800) 758-5804, ext. 667125.

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